Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated June 25, 2018 and June 26, 2019, included in the Annual Reports to shareholders for the years ended April 30, 2018 and April 30, 2019, respectively, with respect to the financial statements of Comstock Capital Value Fund, included in the Registration Statement (Form S-4 No. 333-230894, Amendment No. 2) and related prospectus of New Comstock, Inc. for the registration of 5,000 shares of its common stock.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

July 11, 2019